UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 11, 2011

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	No. 41-0319970
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1 Hormel Place

Austin, MN 55912

(Address of principal executive offices)

(507) 437-5611

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.           Financial Statements and Exhibits

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-173284) filed by Hormel Foods Corporation (the “Company”) with the Securities and Exchange Commission.  On April 11, 2011, the Company issued $250,000,000 aggregate principal amount of 4.125% Notes due 2021 (the “Notes”). This Current Report is being filed in connection with the offer and sale of the Notes and to file with the Securities and Exchange Commission the documents and instruments attached hereto as exhibits.

(d)         Exhibits

1.1          Underwriting Agreement, dated as of April 4, 2011, by and between Hormel Foods Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner, & Smith Incorporated as representatives of the several underwriters named in Schedule 1 thereto.

4.1          Form of 4.125% Notes due 2021.

5.1          Opinion of Faegre & Benson LLP.

23.1          Consent of Faegre & Benson LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION

Date: April 11, 2011	By	/s/ Jody H. Feragen
Jody H. Feragen
Executive Vice President and Chief Financial Officer

Date: April 11, 2011	By	/s/ James N. Sheehan
James N. Sheehan
Vice President and Controller

Index to Exhibits

Exhibit No.	Description	Method of Filing

1.1

Underwriting Agreement, dated as of April 4, 2011, by and between Hormel Foods Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner, & Smith Incorporated as representatives of the several underwriters named in Schedule 1 thereto.

Electronic Transmission

4.1	Form of 4.125% Notes due 2021.	Electronic Transmission

5.1	Opinion of Faegre & Benson LLP.	Electronic Transmission

23.1	Consent of Faegre & Benson LLP (included as part of Exhibit 5.1).